UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007 (July 4, 2007)

INFOSMART GROUP, INC.
(Exact name of Registrant as specified in charter)

California (State or other jurisdiction of incorporation)	001-15643 (Commission File Number)	95-4597370 (IRS Employer Identification Number)

5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2944-9905

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Directors

Effective July 4, 2007, Mr. Wai Chuen Leung was appointed as a member of the Company’s Board of Directors. Mr. Leung will serve as an “independent director” as that term is defined under NASDAQ Rule 4200(a)(15).

Mr. Leung graduated from the University of Hong Kong with a Bachelor degree in Social Sciences. He also received a Master’s degree in Business Administration from the University of Manchester and the University of Wales. In addition, Mr. Leung will soon receive his Master’s degree in Business with a concentration in Logistics Management from the RMIT University. Mr. Leung has extensive experience in auditing and accounting. Mr. Leung is currently the Chief Financial Officer for Sinobest Technology Holdings Ltd., a position he has held since May 2005. From August 2004 to September 2005, Mr. Leung was the Independent Non-Executive Director for Maxx Bioscience Holdings Ltd. From December 2004 to March 2005, Mr. Leung was the Financial Controller for Pro-Health International Group Ltd. From December 2001 to December 2004, Mr. Leung was the Financial Controller for WLS Holdings Ltd.

There are no transactions or relationships between the Company and Mr. Leung in which Mr. Leung had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSMART GROUP, INC.

By:	/s/ Chung Kwok
Chung Kwok,
Chief Executive Officer and President
Dated: July 6, 2007